                                                                    EXHIBIT 10.3

                               A G R E E M E N T



          AGREEMENT, dated as of February 22, 2000 (the "Agreement") among Global Crossing Ltd., a company formed under the laws of Bermuda ("Global Crossing"), IPC Communications, Inc., a Delaware Corporation ("IPC"), IXnet, Inc., a Delaware Corporation ("IXnet") and a subsidiary of IPC, and the individuals signatory hereto (each, a "Holder").

          WHEREAS, Global Crossing, IPC and IXnet propose to enter into an Agreement and Plan of Merger among Global Crossing Ltd., Georgia Merger Sub Corporation, IPC Communications, Inc., Idaho Merger Sub Corporation, and IXnet Inc. (the "Merger Agreement"); and

          WHEREAS, IPC sponsors the IPC Communications, Inc. 1999 Stock Incentive Plan ("IPC Option Plan") pursuant to which options have been granted to certain Holders to purchase shares of IPC common stock ("IPC Options"); and

          WHEREAS, IXnet sponsors the IXnet, Inc. 1999 Stock Option Plan ("IXnet Option Plan") pursuant to which options have been granted to certain Holders to purchase shares of IXnet common stock ("IXnet Options") (collectively, IPC Options and IXnet Options shall be referred to as "Options"); and

          WHEREAS, pursuant to Section 2(c) of each of the IPC Option Plan and the IXnet Option Plan, a "Change of Control" is deemed to occur, inter alia, upon the approval by the stockholders of the sponsoring corporation of a transaction of the type contemplated by the Merger Agreement; and

          WHEREAS, pursuant to Section 5(c) of the IPC Option Plan, each IPC Option shall become vested and exercisable in full immediately prior to a Change in Control; and

          WHEREAS, pursuant to Section 5(c) of the IXnet Option Plan and Section 5 of the IXnet Option Plan Grant Certificate for Executive Officers ("IXnet Option Agreement"), 50% of the then unvested IXnet Options shall become immediately vested, whether or not such IXnet Options are otherwise exercisable as of such vesting date; and

          WHEREAS, each such Holder wishes to amend such Holder"s Option Agreements to limit the number of Options that shall become vested in connection with the Mergers (as such term is defined in the Merger Agreement).

          NOW, THEREFORE, it is hereby agreed by and among Global Crossing, IPC, IXnet, and each of the Holders whose name appears on the signature pages below, that:
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                                                                               2

1. Each Option Agreement of each Holder is hereby amended to provide that, notwithstanding the provisions of Section 5 of the IPC Option Plan and the IXnet Option Plan and Section 5 of the IXnet Option Agreement, (a) 50% of the unvested IPC Options under the IPC Option Agreement (determined in the order in which such Options otherwise would vest) and (b) 25% of the unvested IXnet Options under the IXnet Option Agreement (determined in the order in which such Options otherwise would vest) will become vested on the Change in Control arising as a result of the Mergers and such Change in Control shall not constitute an event requiring vesting with respect to the remaining IPC Options or IXnet Options held by such Holder. Global Crossing shall pay to the relevant taxing authorities or, at the option of the Holder, shall reimburse the Holder such amount that, on an after-tax basis (including federal income, employment and excise taxes, and state and local income, employment and excise taxes, if any) equals the excise tax, if any, pursuant to Section 4999 of the Code imposed upon the Holder by reason of the vesting of such percentage of his or her Options and any subsequent vesting of his or her remaining Options, provided, that the aggregate for all Holders of such reimbursement shall not exceed $20,000,000, payable as follows: with respect to excise taxes imposed upon one or more Holders by reason of the vesting of Options on the first date on or following the Mergers, such Holders shall be reimbursed their applicable reimbursement amounts fully, to the extent the aggregate reimbursements do not exceed $20,000,000. If the aggregate reimbursements do exceed $20,000,000, then each Holder shall be reimbursed an amount equal to his applicable full reimbursement amount, multiplied by a fraction, the numerator of which is $20,000,000, and the denominator of which is the aggregate reimbursements payable with respect to such date. To the extent the aggregate reimbursements on such first date do not exceed $20,000,000, reimbursements will be payable on subsequent vesting dates in accordance with the foregoing provisions until aggregate reimbursements have totaled $20,000,000. However, on each subsequent date, the numerator in the referenced fraction shall be adjusted to equal $20,000,000, minus the aggregate reimbursements already payable or paid on preceding vesting dates.

2. Each Holder agrees that, pursuant to the Mergers, all IPC Options and IXnet Options then held by such Holder shall be converted into options to acquire shares of common stock of Global Crossing ("Rollover Options"), upon the terms and conditions set forth in the Merger Agreement.

3. All Rollover Options held by a Holder with respect to IPC Options or IXnet Options that do not vest pursuant to the amendments set forth in Paragraph 1 will vest over a three (3) year period, as follows: one third on the first anniversary of the Closing Date (as such term is defined in the Merger Agreement); one third on the second anniversary of the Closing Date; and one third on the third anniversary of the Closing Date.

4. Each Holder agrees that 75% of the sum of the number of common shares of Global Crossing (i) acquired by such Holder in connection with the Mergers in respect of shares of IPC or IXnet issued pursuant to option or benefit plans of IPC or IXnet, respectively, and (ii) issuable upon the exercise of vested Rollover Options (regardless of exercisability) as of the date of the Mergers (after giving effect to the amendments set forth in Paragraph 1 above and Paragraph 6 below (as demonstrated in the attached table)) (collectively, the "Restricted Shares") may not be transferred without the written consent of Global Crossing, provided that (a) on the first anniversary of the Mergers, the transfer restriction provided for in this Paragraph 4 shall apply to only fifty percent (50%) of such Restricted Shares (without regard to any sales or other transfers by such Holder since the Mergers), and (b) on the second anniversary of the Mergers, the transfer restriction provided for in this Paragraph 4 shall cease to apply to any of the Restricted Shares. A table demonstrating the effect of Paragraph 4(ii) only is attached, which table is subject to correction for any erroneously inserted current Option positions.

5. Notwithstanding anything herein or in the IPC Option Plan, the IXnet Option Plan, or the IXnet Option Certificate to the contrary, in the event of the death or Disability (as such term is defined in the IPC Option Plan and the IXnet Option Plan) of the Holder, or in the event of the termination of the Holder"s employment without Cause (as such term is defined in the IPC Option
    Plan) or by the Holder for Good Reason (as such term is defined in the IXnet Option Certificate, except for such changes as are necessitated by reason of IPC or IXnet no longer being publicly held companies), or in the event of a change in control (as such term is defined in the standard option agreement for executive officers issued under the 1998 Global Crossing Ltd. Stock Incentive Plan as Amended and Restated as of December 7, 1999), all of such Holder"s Rollover Options shall immediately vest and become exercisable and the transfer restriction set forth in Paragraph 4 above shall cease to apply to such Holder.

6. With respect only to IXnet Options held by David Walsh ("DWalsh"), Global Crossing, IPC, IXnet and DWalsh agree that (a) pursuant to Paragraphs 1 and 2 hereof, in connection with the Change in Control arising in connection with the Mergers, DWalsh shall have vested rights in 50% of his IXnet Options; (b) he hereby relinquishes and forfeits any additional vested rights to his IXnet Options existing immediately prior to the Change in Control arising in connection with the Mergers; (c) all of his unexercised vested and unvested IXnet Options shall be converted into Rollover Options; and (d) all such unvested Rollover Options shall vest in accordance with Paragraphs 3 and 5 hereof.

7. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts so executed shall constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

8. This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

9. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

10. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this


           [The Remainder of this Page is Intentionally Left Blank]



    Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

11. No provision of this Agreement may be waived unless in writing signed by each party to this Agreement adversely affected by such waiver, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

12. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

          IN WITNESS WHEREOF, Global Crossing Ltd., IPC Communications, Inc. and IXnet, Inc. have caused this Agreement to be executed by their respective duly authorized officers and each of the undersigned Holders has executed this Agreement as of the date hereof.


                         GLOBAL CROSSING, LTD.



                         By:  /s/ Thomas J. Casey
                            -----------------------------
                              Name:  Thomas J. Casey
                              Title:  Vice Chairman

                         IPC COMMUNICATIONS, INC.


                         By:  /s/ David Walsh
                            -----------------------------
                              Name:  David Walsh
                              Title:  Chief Executive Officer



                         IXNET, INC.


                         By: /s/ David Walsh
                            -----------------------------
                              Name:  David Walsh
                              Title:  Chief Executive Officer

                        /s/ William Adiletta
                        -------------------------
                        William Adiletta



                        /s/ James Demitrieus
                        --------------------------
                        James Demitrieus



                        /s/ John Faccibane
                        --------------------------
                        John Faccibane



                        /s/  Richard Farrell
                        ---------------------------
                        Richard Farrell



                        /s/ Peter Hase
                        ----------------------------
                        Peter Hase



                        /s/ Drew Kelton
                        ----------------------------
                        Drew Kelton



                        /s/ John McSherry
                        -----------------------------
                        John McSherry

                    /s/ Paul Pluschell, Jr.
                    -----------------------------
                    Paul Pluschell,  Jr.


                    /s/ Alexander Russo
                    -----------------------------
                    Alexander Russo


                    /s/ Anthony Servidio
                    -----------------------------
                    Anthony Servidio



                    /s/ David Walsh
                    ------------------------------
                    David Walsh



                    /s/ William Walsh
                    ------------------------------
                    William Walsh



                    /s/ Timothy Whelan
                    -------------------------------
                    Timothy Whelan



                    /s/ Robert Woog
                    -------------------------------
                    Robert Woog